Exhibit 23 (a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-29049 of Aristar, Inc. on Form S-3 of our report dated January 20, 1998, appearing in this Annual Report on Form 10-K of Aristar, Inc. for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP
March 31, 1998